FOR IMMEDIATE RELEASE

TRIO MERGER CORP. ANNOUNCES PRELIMINARY FIRST QUARTER 2013 RESULTS FOR

ITS MERGER TARGET, SAEXPLORATION HOLDINGS, INC.

COMPANY ESTABLISHES Record Date of may 31, 2013 for Special Meeting of Stockholders

New York, NY and Calgary, AB – May 22, 2013 - Trio Merger Corp. (NASDAQ:TRIO; OTCBB:TMRGW)(“Trio”) today announced preliminary, unaudited financial results for the three months ended March 31, 2013 (“Q1 2013”) for its intended merger target, privately-held SAExploration Holdings, Inc. (“SAE” or the “Company”).

Trio noted that these results are preliminary, and remain subject to customary review and closing processes that could cause final results to differ materially from those presented in this release.

PRELIMINARY Q1 2013 RESULTS

Eric Rosenfeld, Chairman and CEO of Trio, commented, “We believe SAE’s performance continues to validate our investment thesis and represents everything we searched for in a merger opportunity. As evidenced by these preliminary results, we believe SAE possesses an attractive growth profile and a compelling valuation relative to its industry peers. It is also noteworthy that SAE continues to make the investments necessary to evolve its business model and fortify its industry presence. We believe SAE’s business is supported by numerous sustainable competitive advantages, including a seasoned management team, geographic diversity, expertise in logistically-complex regions, long-standing relationships with its customers, and a strong QHSE track record. Importantly, 100% of SAE’s revenue is earned on a contracted basis, which eliminates the risks associated with maintaining unfunded or partially funded speculative libraries.”

Q1 2013 Highlights

Revenues for Q1 2013 totaled $84.8 million, a 37.2% increase from $61.8 million in the comparable prior year period. Higher revenue growth was primarily due to continued success in the Canadian market and increased project activity in Colombia and Papua New Guinea.

Gross profit was $18.7 million, or 22.1% of revenues, compared to gross profit of $14.9 million, or 24.1% of revenue, in Q1 2012. The decline in gross margin was due to higher depreciation compared to prior quarter.

General and administrative (“G&A”) expenses were $7.4 million, or 8.8% of revenues, compared to $5.4 million, or 8.8% of revenues in Q1 2012. The increase in G&A was due to the need to hire additional personnel able to support SAE’s expanding worldwide operations.

Operating income was $10.9 million, an increase of 16.0% from $9.4 million in Q1 2012. This was due primarily to the increased revenue growth in Q1 2013.

Net income decreased from $7.8 million to $4.9 million or 37.2% because of significantly higher depreciation and interest expense.

Cash and cash equivalents totaled $21.4 million, an increase of $5.7 million, or 36.3%, from December 31, 2012.

Modified EBITDA (as defined) was $14.1 million, a 14.3% increase from Modified EBITDA of $12.3 million in Q1 2012.

RECORD DATE FOR SPECIAL MEETING OF STOCKHOLDERS

Trio also announced that it has established May 31, 2013 as the record date for the Special Meeting of Stockholders (“Special Meeting”) to approve, among other things, the proposed merger between Trio and SAE. Stockholders of record at the close of business on that date will be entitled to receive notice of the Special Meeting and to vote the shares of common stock of Trio owned by them at the Special Meeting. The Special Meeting is expected to be held in June 2013. This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Trio.

Stockholders who hold their shares in “street name,” which means the shares are held of record by a broker, bank or nominee, should contact their broker, bank or nominee to ensure that votes related to the shares beneficially owned by such stockholders are properly counted. In this regard, holders must provide the broker, bank or nominee with instructions on how to vote the shares or, if such a stockholder wishes to attend the meeting and vote in person, obtain a proxy from the broker, bank or nominee.

Additionally, in advance of the record date, Trio advises holders of its securities to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common stock beneficially owned by stockholders are properly counted. Beneficial owners of common stock that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

Information on Seeking Conversion Rights

As indicated in the preliminary proxy statement/information statement, pursuant to Trio’s amended and restated certificate of incorporation, a record holder of shares of Trio’s common stock issued in its initial public offering may, if the stockholder affirmatively votes on the business combination, demand that Trio convert such shares into cash. Demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided. A holder exercising his conversion rights must tender his stock certificate to Trio’s transfer agent prior to the time that a vote is taken with respect to the proposed merger. A record holder of Trio common stock may tender his shares by either delivering the stock certificate to Trio’s transfer agent or by delivering the shares electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System. Questions concerning the procedure to have shares converted should be directed to Trio’s transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Attn: Mark Zimkind (mzimkind@continentalstock.com).

About SAExploration Holdings, Inc.

SAE is a holding company of various subsidiaries which cumulatively form a geographically diversified seismic data acquisition company. SAE provides a full range of 2D, 3D and 4D seismic data services to its clients, including surveying, program design, logistical support, data acquisition, processing, camp services, catering, environmental assessment and community relations. The Company services its multinational client base from offices in Canada, Alaska, Peru, Columbia, Bolivia, Papua New Guinea, New Zealand and Brazil.SAE’s website is www.saexploration.com.

About Trio Merger Corp.

Trio was incorporated in Delaware on February 2, 2011 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Trio’s initial public offering was declared effective June 20, 2011 and was consummated on June 24, 2011, receiving net proceeds of $57.43 million through the sale of 6.0 million units at $10.00 per unit and $3.55 million from the sale of private placement warrants to the initial stockholders and the underwriters. On June 24, 2011, the underwriters exercised their over-allotment option and on June 27, 2011, Trio received net proceeds of $8.69 million from the sale of 900,000 units. Each unit was comprised of one share of Trio common stock and one warrant with an exercise price of $7.50. As of March 31, 2013, Trio held approximately $61,676,800 in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

The closing of the transaction is subject to, among other matters, approval by the stockholders of Trio and holders of 496,032 or more of the shares of Trio’s Common Stock issued in Trio’s initial public offering of securities not exercising their rights to convert their shares into a pro rata share of the trust account in accordance with Trio’s amended and restated certificate of incorporation.

Trio and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Trio stockholders to be held to approve the merger. Stockholders are advised to read Trio’s preliminary proxy statement/information statement and when available, Trio’s definitive proxy statement/information statement in connection with the solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement/information statement will be mailed to stockholders as of May 31, 2013. Stockholders will also be able to obtain a copy of the definitive proxy statement/information statement, when available, without charge, by directing a request to: Trio Merger Corp., 777 Third Avenue, 37th Floor, New York, NY 10017. The preliminary proxy statement/information statement and definitive proxy statement/information statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

SAE’s financial information and data contained herein is unaudited. Furthermore, it includes certain financial information, such as EBITDA (earnings before interest, taxes, depreciation and amortization), not derived in accordance with generally accepted accounting principles (“GAAP”). EBITDA is a key metric SAE uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. SAE considers EBITDA important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA enables SAE’s Board of Directors and management to monitor and evaluate the business on a consistent basis. SAE uses EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The presentation of EBITDA should not be construed as an inference that SAE’s future results will be unaffected by unusual or non-recurring items or by non-cash items, such as non-cash compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on SAE’s and Trio’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of SAE’s business. These risks, uncertainties and contingencies include: fluctuations in the levels of exploration and development activity in the oil and gas industry; business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which SAE is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of seismic acquisition services; general economic conditions; geopolitical events and regulatory changes; the possibility that the merger does not close, including due to the failure to receive required security holder approvals or the failure of other closing conditions; and other factors set forth in Trio’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of SAE’s financial results included in the preliminary proxy statement/information statement are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, SAE’s financial results in any particular period may not be indicative of future results. Neither Trio nor SAE is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS:
Trio Merger Corp.		The Equity Group Inc.
Eric Rosenfeld		Devin Sullivan
Chairman and CEO		Senior Vice President
(212) 319-7676		(212) 836-9608 / dsullivan@equityny.com

David Sgro		Thomas Mei
Chief Financial Officer		Account Executive
(212) 319-7676		(212) 836-9614 / tmei@equityny.com

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